UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CPI AEROSTRUCTURES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CPI AEROSTRUCTURES, INC.

91 Heartland Blvd.

Edgewood, New York 11717

(631) 586-5200

Notice of Annual Meeting of Shareholders

to be held on October 6, 2020

To the Shareholders of CPI Aerostructures, Inc.:

You are cordially invited to attend the annual meeting of shareholders of CPI Aerostructures, Inc. to be held on Tuesday, October 6, 2020, at 9:00 a.m. at our offices at 91 Heartland Boulevard, Edgewood, New York 11717.

At the annual meeting, you will be asked to consider and act upon the following matters:

(1)	To elect one Class I director to serve for the ensuing three-year period until a successor is elected and qualified;
(2)

To amend the Company’s 2016 Long-Term Incentive Plan (“2016 Plan”) to increase the total number of shares of common stock available for issuance under the 2016 Plan by 800,000 shares, from 600,000 shares to 1,400,000 shares;

(3)	To approve, on an advisory basis, the executive compensation of our named executive officers;
(4)	To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
(5)	To transact such other business as may properly come before the annual meeting of shareholders and any and all postponements or adjournments thereof.

Only shareholders of record at the close of business on August 21, 2020 will be entitled to notice of, and to vote at, the annual meeting of shareholders and any postponements or adjournments thereof.

Please read the enclosed proxy statement carefully, because it contains information relevant to the actions to be taken at the annual meeting.

Even if you plan to attend the annual meeting in person, we encourage you to vote your shares in advance by following the voting instructions provided. Every vote is important, and we look forward to hearing from you.

By Order of the Board of Directors

Douglas McCrosson, Chief Executive Officer

Edgewood, New York
August 25, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 6, 2020

Our 2020 proxy statement and our annual report for the fiscal year ended December 31, 2019 are available at http://www.cstproxy.com/cpiaero/2020/.

PROXY STATEMENT
Annual Meeting of Shareholders
to be held on October 6, 2020

This proxy statement and the accompanying form of proxy is furnished to shareholders of CPI Aerostructures, Inc. (the “Company”, “we”, or “us”) in connection with the solicitation of proxies by our board of directors for use in voting at our annual meeting of shareholders (the “Annual Meeting”) to be held at our offices at 91 Heartland Boulevard, Edgewood, New York 11717, on Tuesday, October 6, 2020, at 9:00 a.m., and at any and all postponements or adjournments thereof.

This proxy statement, the proxy card, and the Annual Report on Form 10-K for the year ended December 31, 2019 are being mailed on or about [●], 2020 to shareholders of record as of August 21, 2020. We are bearing all costs of this solicitation.

What matters am I voting on?

You are being asked to vote on the following matters:

(1)	To elect one Class I director to serve for the ensuing three-year period until a successor is elected and qualified;
(2)

To amend the Company’s 2016 Long-Term Incentive Plan (“2016 Plan”) to increase the total number of shares of common stock available for issuance under the 2016 Plan by 800,000 shares, from 600,000 shares to 1,400,000 shares;

(3)	To approve, on an advisory basis, the executive compensation of our named executive officers;
(4)	To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
(5)	To transact such other business as may properly come before the Annual Meeting and any and all postponements or adjournments thereof.

What are the recommendations of the board of directors?

Our board of directors recommends that you vote:

✓   “FOR” the election of the director nominee named in this proxy statement;

✓   “FOR” the amendment of the 2016 Plan;

✓   “FOR” the advisory approval of executive compensation; and

✓   “FOR” the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm.

Who is entitled to vote?

Holders of our common stock as of the close of business on August 21, 2020, the record date, are entitled to vote at the Annual Meeting. As of the record date, we had issued and outstanding 11,876,610 shares of common stock, our only class of voting securities outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date. There is no cumulative voting.

How do I attend the Annual Meeting?

In-person attendance at the Annual Meeting is limited due to due to the coronavirus pandemic and its concern for the safety of the Company's shareholders, officers, and directors and mandated social distancing protocols in the State of New York. If you would like to attend the Annual Meeting in person, you must reserve your attendance at least two (2) business days in advance of the Annual Meeting by contacting us at 91 Heartland Boulevard, Edgewood, NY 11717, telephone (516) 586-5200. Reservations will be accepted in the order in which they are received.

For security reasons, be prepared to show a form of government-issued photo identification upon arrival. If you do not reserve your attendance in advance, you will be admitted only if space is available and you provide photo identification and satisfactory evidence that you were a shareholder as of the record date. Additionally, in accordance with federal and local guidelines, we require all persons visiting our office to wear face masks, and attendees of the Annual Meeting are encouraged to bring their own masks. If you do not have a face mask, the Company will endeavor to provide you with one. Social distancing and local and state requirements concerning occupancy will be enforced.

How do I submit my vote?

Record holders can vote by the following methods:

●	By Internet. You may vote by proxy via the internet. The proxy card enclosed with this proxy statement provides instructions for submitting a proxy by internet.

●	By Mail. You may vote by completing the proxy card and returning it in the postage-paid return envelope.

●

In Person. You may attend the Annual Meeting and vote in person using the ballot provided to you at the Annual Meeting, provided that you have registered in advance and you follow the Company’s COVID-19 protocol. See “How do I attend the Annual Meeting?”

Beneficial owners of shares held in street name may instruct their bank, broker, or other nominee how to vote their shares. Beneficial owners should refer to the materials provided to them by their bank, broker, or other nominee for information on communicating these voting instructions. Beneficial owners may not vote their shares in person at the Annual Meeting unless they obtain a legal proxy from the shareholder of record, present it to the inspector of election at the Annual Meeting, and produce valid identification. Beneficial owners should contact their bank, broker, or other nominee for instructions regarding obtaining a legal proxy.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.

What is the difference between a “record holder” and a “beneficial owner” of the Company’s common stock?

If your shares are registered in your name with the Company’s transfer agent, Continental Stock Transfer and Trust Company, then you are considered the record holder for those shares. If you are the record holder of your shares, you have the right to vote your shares by proxy or to attend the Annual Meeting and vote in person.

If your shares are held through a bank, broker, or other nominee, then you are considered to hold your shares in “street name.” While you are the “beneficial owner” of those shares, you are not considered the record holder. As the beneficial owner of shares of the Company’s common stock, you have the right to instruct your bank, broker, or other nominee how to vote your shares. However, since you are not the record holder of your shares, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the shareholder of record. You must bring this legal proxy to the Annual Meeting, present it to the inspector of election and produce valid identification. If you hold your shares in street name, your bank, broker, or other holder of record will not be permitted to vote on your behalf on certain matters, including with respect to the election of our directors, unless it receives voting instructions from you. To ensure that your vote is counted, please communicate your voting instructions to your broker, bank, or other holder of record before the Annual Meeting, or obtain a legal proxy and arrange to attend the Annual Meeting.

What is the effect of giving a proxy?

The persons named on the proxy card that accompanies this proxy statement have been designated as proxies by our board of directors. If you are a record holder and return the proxy card in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by our board of directors will vote your shares at the Annual Meeting as specified in your proxy.

If you are a record holder and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted FOR the election of the director nominee (Proposal.1), FOR amendment of the 2016 Plan (Proposal 2), FOR the advisory approval of executive compensation (Proposal 3), and FOR the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 4).

If you give your proxy, your shares also will be voted in the discretion of the persons designated as proxies with respect to any other matters properly brought before the Annual Meeting and any postponements or adjournments thereof. If any other matters are properly brought before the Annual Meeting, the persons designated as proxies will vote the proxies in accordance with their best judgment.

May I change my vote after I give my proxy?

You may revoke your proxy at any time before it is exercised by:

●	delivering written notification of your revocation to our secretary;

●	delivering another proxy bearing a later date; or

●	voting in person at the Annual Meeting.

Please note that your attendance at the Annual Meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and New York law. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. In certain instances, shares which are not considered present and entitled to vote on a particular matter will count for purposes of determining the presence of a quorum. For example, a proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“shareholder withholding”), or that the shareholder is abstaining, with respect to a particular matter. Similarly, a broker may not be permitted to vote (“broker non-vote”) with respect to shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the shares. The shares which are not being voted on a particular matter due to either shareholder withholding, abstention, or broker non-vote will not be considered shares present and entitled to vote on that matter but will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any other matter at the Annual Meeting. If the proxy indicates that the shares are not being voted on any matter at the Annual Meeting, the shares will not be counted for purposes of determining the presence of a quorum.

How many votes are needed for approval of each matter?

The election of the director nominee. The election of the director nominee requires a plurality vote of the votes cast at the Annual Meeting. “Plurality” means that the individual who receives the largest number of votes cast “FOR” is elected as director. Consequently, any shares not voted “FOR” such nominee, whether as a result of a direction of the shareholder to withhold authority, abstentions, or a broker non-vote, will not have any effect on the election.

Amendment of the 2016 Plan. Approval of the amendment of the 2016 Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be counted in determining the number of votes required for a majority and will therefore have no effect on the outcome of this matter.

Advisory approval of executive compensation (“Say on Pay”). The results of the Say on Pay vote are advisory and non-binding on our board of directors. A vote “FOR” the Say on Pay proposal by a majority of the votes cast at the Annual Meeting with respect to such proposal will constitute the shareholders’ non-binding approval of our current executive compensation and related policies and procedures. Abstentions and broker non-votes will not be counted in determining the number of votes required for a majority and will therefore have no effect on the outcome of this matter.

Ratification of independent registered public accounting firm. The ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 must be approved by a majority of the votes cast at the Annual Meeting with respect to the proposal. Abstentions will not be counted in determining the number of votes required for a majority and will therefore have no effect on the outcome. Brokerage firms do have authority to vote customers’ shares on this proposal in the absence of instructions from the beneficial owner of the shares. To the extent any brokerage firms do not vote on this proposal, such broker non-votes will not have any effect on the outcome of this matter.

PROPOSAL 1 — ELECTION OF DIRECTOR NOMINEE

Our board of directors is divided into three classes with one class of directors typically being elected in each year and each class serving a three-year term. The term of office of our Class I directors expires at this year’s Annual Meeting. Our current Class I directors are Janet Cooper and Terry Stinson. Ms. Cooper will not stand for re-election as a Class I director; her seat will remain vacant at this time. The term of office of our Class II directors, Walter Paulick and Eric Rosenfeld, expires at the 2021 Annual Meeting. The term of office of our Class III directors, Carey Bond, Michael Faber, and Douglas McCrosson, expires at the 2022 Annual Meeting.

Our board of directors has nominated Terry Stinson, a current Class I director, for re-election as a Class I director. Following the Annual Meeting, our board of directors will have one vacancy. Under our bylaws, vacancies on the board of directors may be filled by the remaining directors or by the shareholders at an annual or special meeting called for that purpose.

Mr. Stinson has agreed to be named in this proxy statement and to serve as a director if elected. Unless otherwise specified by you when you give your proxy, the shares subject to your proxy will be voted “FOR” the election of Mr. Stinson as a Class I director. In case Mr. Stinson becomes unavailable for election to our board of directors, an event which is not anticipated, the proxy holders, or their substitutes, shall have full discretion and authority to vote or refrain from voting your shares for any other person in accordance with their best judgment. Biographical information about Mr. Stinson and the entire board of directors can be found under the heading “Directors, Executive Officers, and Corporate Governance” beginning on page 19 below.

Our bylaws provide that a director nominee that receives the affirmative vote of a plurality of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the Annual Meeting and entitled to vote thereon, will be elected as a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE CLASS I DIRECTOR NOMINEE.

PROPOSAL 2 – AMENDMENT OF 2016 PLAN

The Company’s 2016 Long-Term Incentive Plan was approved by shareholders at the annual meeting held in 2016 and reserves 600,000 shares of common stock for issuance to employees, officers, directors, and consultants, in accordance with the 2016 Plan’s terms. On May 22, 2020, the board approved and adopted, subject to the approval of our shareholders at the Annual Meeting, an amendment to the 2016 Plan to increase the total number of shares available under the 2016 Plan. The compensation and human resources committee of the board of directors (“Compensation & Human Resources Committee”) has recommended an increase of 800,000 shares of common stock, from 600,000 shares to 1,400,000 shares available under the 2016 Plan. At the Annual Meeting, shareholders will vote on a proposal to approve this amendment.

Reasons for the Amendment

The Company plans to make equity grants in connection with new hires and promotions and in connection with its annual employee reviews. The Company believes its employees are valuable assets. Offering a broad-based equity compensation program is vital to attract and retain the most highly skilled people in the Company’s industry. In addition, the Company believes that employees who have a stake in the future success of its business become highly motivated to achieve the Company’s long-term business goals and to expend maximum effort in the creation of shareholder value, thereby linking the interests of such individuals with those of shareholders generally.

As of the record date, the Company has granted, net of forfeitures, awards to purchase 527,655 out of the 600,000 shares presently available under the 2016 Plan. Our board of directors believes that increased capacity to make equity awards provided by the amendment is essential to the Company’s continued growth, and therefore in the best interest of its shareholders.

In determining the number of shares to request for approval by our shareholders, our management team worked with the Compensation & Human Resources Committee to evaluate a number of factors, including our recent share usage and our stock price trends. The increase of 800,000 shares represents approximately 6.8% of our outstanding common stock, for an aggregate market value of $$2,568,000, based on the closing price of $3.21 per share as reported by the NYSE American exchange of our common stock on August 21, 2020, the record date. We currently anticipate that the 800,000 additional shares, combined with the remaining shares available for future awards, will last for about two (2) years based on our recent grant rates and the approximate current share price, but could last for a shorter or longer period of time if actual compensation practice does not match recent rates or if our share price changes materially. We recognize that equity compensation awards dilute shareholder equity and we carefully manage our equity incentive compensation to be both competitive and consistent with market practices as well as mindful of shareholder interests.

Why you should Vote to Approve the Amendment

We manage our equity award use carefully

We have three equity incentive plans: the Performance Equity Plan 2000, the Performance Equity Plan 2009, and the 2016 Long-Term Incentive Plan. The total number of shares of common stock subject to awards granted in the last three years has, on average, been 1.50% of the weighted average number of shares of our common stock outstanding during the corresponding year.

The following table provides certain information regarding our share usage under each of our incentive plans.

As of August 21, 2020 (record date)
Number of shares of common stock subject to outstanding full value awards	450,567
Number of shares of common stock available under the 2000 Plan	—
Number of shares of common stock available under the 2009 Plan	75,236
Number of shares of common stock available under the 2016 Plan	72,345
Burn Rate(1)	1.25%
Adjusted Burn Rate(2)	1.50%

________________

(1)	“Burn Rate” refers to how many shares are subject to awards that we grant over a particular period of time, in relation to the weighted average number of shares of common stock issued and outstanding during that period.

(2)	“Adjusted Burn Rate” gives effect to a 1.5x multiplier for grants of restricted stock and RSUs made under the 2016 Long-Term Incentive Plan.

Focus on performance-based equity awards

Fifty percent of the equity awards made to our executive officers each year are subject to performance-based vesting requirements, with the remaining fifty percent subject to time-based vesting over four years. Our performance metrics typically focus on the achievement of financial targets such as revenue and free cash flow, which we believe aligns our executives’ pay with the Company’s financial results and the creation of shareholder value. Equity-based compensation paid to our non-employee directors vests over one year.

We have implemented compensation and governance best practices

The 2016 Plan includes provisions that are designed to protect our shareholders’ interests and to reflect compensation and corporate governance best practices, including:

✓	management independence: the Compensation & Human Resources Committee, a committee of our board which is composed entirely of independent directors, manages the 2016 Plan and approves grants made to executive officers and directors;

✓	vesting: vesting period of awards is typically four years;

✓	limited share recycling: shares of common stock subject to awards that are forfeited or terminated will be available for future award grants, but shares that are reacquired or withheld to satisfy the exercise or purchase price of an award are not available for future award grants;

✓	“multiplier” for full value awards: awards of restricted stock, restricted stock units, and other stock-based awards count against the plan limit at 1.5x for every share granted;

✓	no evergreen provision: shareholder approval is required to increase the number of shares available for grant;

✓	forfeiture: awards are generally subject to forfeiture or clawback;

✓	options priced at fair market value: the exercise price of options may not be less than the fair market value of the underlying common stock on the date of grant;

✓	no repricing: repricing and cash-out of underwater awards is not permitted without shareholder approval.

If shareholders do not approve the amendment to the 2016 Plan, the current share limit under the 2016 Plan will remain in effect.

Summary of the 2016 Plan

The following is a summary of the principal features of the 2016 Plan. This summary is qualified in its entirety by reference to the full text of the 2016 Plan, which is incorporated by reference to Exhibit 10.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The only change to the 2016 Plan that would be implemented is to increase the number of shares of common stock eligible for issuance thereunder by 800,000 shares, from 600,000 shares to 1,400,000 shares.

Administration

The 2016 Plan is administered by the Compensation & Human Resources Committee of our board of directors. Subject to the provisions of the 2016 Plan, the Compensation & Human Resources Committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the 2016 Plan

Assuming shareholder approval of the amendment to the 2016 Plan, we will have 872,345 shares of common stock available for grant under the 2016 Plan.

Full Value Awards.  Any shares of common stock granted in connection with awards other than stock options and stock appreciation rights are counted against the number of shares reserved for issuance under the 2016 Plan as one and one-half shares of common stock for every one share of common stock granted in connection with such award. Any shares of common stock granted in connection with stock options and stock appreciation rights are counted against the number of shares reserved for issuance under the 2016 Plan as one share for every one share of common stock issuable upon the exercise of such stock option or stock appreciation right awarded.

Award Limitation.  No participant may be granted options and/or stock appreciation rights with respect to more than 100,000 shares of common stock in the aggregate or any other awards for more than 50,000 shares of common stock in the aggregate or incentive bonuses for more than $500,000 in the aggregate, in any calendar year. A non-employee director may not be granted awards covering more than 50,000 shares of common stock in any calendar year.

Limited Recycling Provision. Shares of common stock subject to awards that are forfeited or terminated will be available for future award grants under the 2016 Plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock, or if a holder arranges to have the appropriate number of shares otherwise issuable to him withheld to cover the withholding tax liability associated with the exercise of a stock option or the grant of shares of restricted stock, restricted stock units, or other full-value awards, the shares surrendered by the holder or withheld by the Company will not be available for future award grants under the 2016 Plan.

Eligibility

We may grant awards under the 2016 Plan to employees, officers, directors and consultants who are deemed to have rendered, or to be able to render, significant services to us and who are deemed to have contributed, or to have the potential to contribute, to our success. An “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), may be granted under the 2016 Plan only to a person who, at the time of the grant, is an employee of ours.

Types of Awards

Options.  The 2016 Plan provides both for incentive stock options, and for options not qualifying as incentive options, both of which may be granted with any other stock based award under the 2016 Plan. The Compensation & Human Resources Committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of our common stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year (under all of our plans), measured at the date of the grant, may not exceed $100,000 or such other amount as may be subsequently specified under the Code or the regulations thereunder.

An incentive stock option may only be granted within ten years of June 28, 2016, which is the date that our shareholders initially approved the 2016 Plan. Incentive stock options may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of our stock. Subject to any limitations or conditions the Compensation & Human Resources Committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in our securities or in combination of the two.

Generally, stock options granted under the 2016 Plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable, during the holder’s lifetime, only by the holder, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the Compensation & Human Resources Committee, may transfer a non-qualified stock option by gift to a family member of the holder, by domestic relations order to a family member of the holder, or by transfer to an entity in which more than 50% of the voting interests are owned by the holder or family members of the holder in exchange for an interest in that entity.

Generally, if the holder is an employee, no stock options granted under the 2016 Plan may be exercised by the holder unless he or she is employed by us or a subsidiary of ours at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of 12 months or such other greater or lesser period as the Compensation & Human Resources Committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter.

Similarly, should a holder die while employed by us, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the Compensation & Human Resources Committee may determine or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated due to normal retirement, the holder may still exercise his vested stock options for a period of 12 months from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated by us without cause, then the portion of any stock option that is vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the Compensation & Human Resources Committee may determine but not beyond the balance of the stock option’s term.

Stock Appreciation Rights.  Under the 2016 Plan, we may grant stock appreciation rights to plan participants who have been, or are being, granted stock options under the 2016 Plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash, or we may grant them alone and unrelated to an option. In conjunction with nonqualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right will not affect the number of shares of common stock available for awards under the 2016 Plan. The number of shares available for awards under the 2016 Plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock.  Under the 2016 Plan, we may award shares of restricted stock either alone or in addition to other awards granted under the 2016 Plan. The Compensation & Human Resources Committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price if any to be paid for the restricted stock by the person receiving the stock from us, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

Restricted stock awarded under the 2016 Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of, other than to us, during the applicable restriction period. In order to enforce these restrictions, the 2016 Plan requires that all shares of restricted stock awarded to the holder remain in our physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. Other than regular cash dividends and other cash equivalent distributions as we may designate, pay, or distribute, we will retain custody of all distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a shareholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as we may designate, pay, or distribute on the restricted stock and the right to vote the shares.

Restricted Stock Units.  Under the 2016 Plan, we may award restricted stock units, which are an unfunded, unsecured right to receive, on the applicable settlement date, one share or an amount in cash or other consideration determined by the Compensation & Human Resources Committee to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions. Restricted stock units may be awarded either alone or in addition to other awards granted under the 2016 Plan. The Compensation & Human Resources Committee determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to deferral or forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock units. The holder will have no rights of a shareholder with respect to shares subject to any restricted stock unit unless and until the shares are delivered in settlement of the restricted stock unit. If the Compensation & Human Resources Committee provides, a grant of restricted stock units may provide the holder with the right to receive dividend equivalents. Dividend equivalents may be paid currently or credited to an account for the holder, settled in cash or shares and subject to the same restrictions on transferability and forfeitability as the restricted stock units with respect to which the dividend equivalents are granted.

Other Stock-Based Awards.  Under the 2016 Plan, we may grant other stock-based awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the 2016 Plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the 2016 Plan or any of our other plans.

Incentive Bonuses.  Under the 2016 Plan, we may grant incentive bonuses that confer upon the holder the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance goals for a performance period established by the Compensation & Human Resources Committee. The terms of any incentive bonus will be set forth in an agreement. Each agreement evidencing an incentive bonus shall contain provisions regarding (i) the target and maximum amount payable to the holder as an incentive bonus, (ii) the performance goal(s) and level of achievement versus the performance goal(s) that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the incentive bonus prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the 2016 Plan as may be determined from time to time by the Compensation & Human Resources Committee. The Compensation & Human Resources Committee establishes the performance goal(s) and level of achievement versus the performance goal(s) that shall determine the target and maximum amount payable under an incentive bonus. These incentive bonuses may be awarded either alone, in addition to, or in tandem with any other awards under the 2016 Plan or any of our other plans.

Accelerated Vesting and Exercisability.  If any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, and the Company’s board of directors does not authorize or otherwise approve such acquisition, then the vesting periods of any and all stock options and other awards granted and outstanding under the 2016 Plan shall be accelerated and all such stock options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all common stock subject to such stock options and awards on the terms set forth in the 2016 Plan and the respective agreements respecting such stock options and awards, and all performance goals will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property is not treated as an acquisition of stock.

The Compensation & Human Resources Committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, which has been approved by the Company’s board of directors, (i) accelerate the vesting of any and all stock options and other awards granted and outstanding under the 2016 Plan, or (ii) require a holder of any award granted under the 2016 Plan to relinquish such award to the Company upon the tender by the Company to the holder of cash, stock or other property, or any combination thereof, in an amount equal to the repurchase value of such award; provided, however, that the obligation to tender the repurchase value to such holders may be subject to any terms and conditions to which the tender of consideration to the Company’s shareholders in connection with the acquisition is subject, including any terms and conditions of the acquisition providing for an adjustment to or escrow of such consideration; and provided, further, that in the case of any stock option or stock appreciation right with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the acquisition, the Compensation & Human Resources Committee may cancel the stock option or stock appreciation right without the payment of consideration therefor; and/or (iii) terminate all incomplete performance periods in respect of awards in effect on the date the acquisition occurs, determine the extent to which performance goals have been met based upon such information then available as it deems relevant and cause to be paid to the holder all or the applicable portion of the award based upon the Compensation & Human Resources Committee’s determination of the degree of attainment of performance goals, or on such other basis determined by the Compensation & Human Resources Committee. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding any provisions of the 2016 Plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the 2016 Plan or an award granted thereunder to fail to comply with Code Section 409A.

Repurchases.  The Compensation & Human Resources Committee may at any time offer to repurchase a stock option previously granted, at a purchase price not to exceed the repurchase value and under such terms and conditions as the Compensation & Human Resources Committee shall establish and communicate to the holder of stock at the time of the offer.

Other Limitations.  The Compensation & Human Resources Committee may not modify or amend any outstanding option or stock appreciation right to reduce the exercise price of such option or stock appreciation right, as applicable, below the exercise price as of the date of grant of such option or stock appreciation right. In addition, no payment of cash or other property having a value greater than the repurchase value may be made, and no option or stock appreciation right with a lower exercise price may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right. However, under the 2016 Plan, upon a change in the number of shares of our common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock forward split or reverse split or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the terms of the outstanding award may be proportionately adjusted.

Withholding Taxes

Upon the exercise of any award granted under the 2016 Plan, the holder may be required to remit to us an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of common stock.

Term and Amendments

Unless terminated by the board, the 2016 Plan shall continue to remain effective until no further awards may be granted and all awards granted under the 2016 Plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until June 28, 2026, which is ten years from the date of shareholder approval of the 2016 Plan. The board may at any time, and from time to time, amend the 2016 Plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the 2016 Plan without the holder’s consent.

Federal Income Tax Consequences

The following discussion of the federal income tax consequences of participation in the 2016 Plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the 2016 Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive Stock Options.  Participants will recognize no taxable income upon the grant of an incentive stock option. The participant generally will realize no taxable income when the incentive stock option is exercised. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. We will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.

If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above, the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price paid for the shares; and we will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.

Non-Qualified Stock Options.  With respect to non-qualified stock options:

●	upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of our common stock on the date of grant;

●

upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and we will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

●	we will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

If the shares acquired upon exercise of a non-qualified stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under Section 83(b) of the Code to elect to be taxed on the receipt of shares, and we will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

Stock Appreciation Rights.  Upon the grant of a stock appreciation right, the participant recognizes no taxable income and we receive no deduction. The participant recognizes ordinary income and we receive a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon the exercise.

Restricted Stock.  A participant who receives restricted stock will recognize no income on the grant of the restricted stock and we will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. A participant’s shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

A participant may elect under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

Whether or not the participant makes an election under Section 83(b), we generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in the taxable year in which the income is included in the participant’s gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

Dividends paid on restricted stock that is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by us subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by us.

Restricted Stock Units.  A participant who receives restricted stock units generally will recognize no income upon the grant of restricted stock units. Instead, a participant will recognize as ordinary income, and we receive a corresponding deduction, any cash delivered and the fair market value of any common stock delivered in payment of an amount due under the restricted stock unit. The income recognized by the participant will be subject to applicable withholding tax requirements. Upon selling any common stock received by a participant in payment of an amount due under a restricted stock unit, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common stock and the participant’s tax basis in the common stock (i.e., the ordinary income recognized by the participant).

Other Stock-Based Awards.  The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.

Certain Awards Deferring or Accelerating the Receipt of Compensation.  Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the 2016 Plan may become immediately taxable. Stock appreciation rights and deferred stock awards that may be granted under the 2016 Plan may constitute deferred compensation subject to the Section 409A requirements.

It is our intention that any award agreement governing awards subject to Section 409A will comply with these rules.

New Plan Benefits

The benefits or amounts that will be received by or allocated to any executive officers or employees under the 2016 Plan are not currently determinable since no specific grants have been decided upon.

Recommendation and Vote Required

Approval of the amendment to the 2016 Plan to increase the number of shares authorized for issuance thereunder by 800,000 shares, from 600,000 shares to 1,400,000 shares, will require the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE AMENDMENT TO THE 2016 PLAN.

PROPOSAL 3 – SAY ON PAY

At the Annual Meeting, shareholders will vote on the following resolution:

RESOLVED, that the shareholders of CPI Aerostructures, Inc. approve, on an advisory basis, the compensation of CPI Aerostructures, Inc.’s Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which include the compensation tables and related narrative discussion).

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), and rules promulgated by the Securities and Exchange Commission (“SEC”) thereunder, enable our shareholders to vote to approve, on an advisory basis, the compensation of our Chief Executive Officer, and our two highest-paid executive officers other than the Chief Executive Officer (collectively, our “Named Executive Officers”) as disclosed in this proxy statement in accordance with the SEC’s rules. Our compensation policies are intended to ensure that executive compensation is competitive yet reasonable, supportive of organizational objectives and shareholder interests, and designed to align the interests of executive officers with the Company’s long-term performance and increase shareholder value. An explanation of our policies and procedures in determining executive compensation is found below under the heading “Executive Officer Compensation”and specific information regarding the current compensation of our Named Executive Officers is found in the compensation tables included below.

The Say on Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers. We believe that the executive compensation as disclosed in our tabular disclosures and other narrative executive compensation disclosure in this proxy statement aligns with our compensation policies.

The Say on Pay vote is advisory, and therefore not binding on the Company, our board of directors, or the Compensation & Human Resources Committee. As a matter of policy, the Compensation & Human Resources Committee has decided to take into consideration the results of the most recent Say on Pay vote when making compensation decisions and reviewing its compensation policies and practices.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE APPROVAL OF THE COMPANY’S COMPENSATION

OF ITS NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 — RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit and finance committee of our board of directors (“Audit & Finance Committee”) is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit & Finance Committee has selected CohnReznick LLP (“CohnReznick”) as our independent registered public accounting firm for 2020. The Audit & Finance Committee annually reviews CohnReznick’s independence and performance in deciding whether to retain CohnReznick or engage a different independent registered public accounting firm. This review includes, among other things, consideration of CohnReznick’s historical and recent performance on our audit, CohnReznick’s capability and expertise in handling the breadth and complexity of our operations, the appropriateness of CohnReznick’s fees for audit and non-audit services, both on an absolute basis and as compared to its peer firms, and CohnReznick’s independence and tenure as our independent registered public accounting firm.

We propose that the shareholders ratify the appointment of CohnReznick as our independent registered public accounting firm for fiscal year 2020. We expect that representatives of CohnReznick will be present at the Annual Meeting and that they will be available to respond to appropriate questions submitted by shareholders at the Annual Meeting. CohnReznick will have the opportunity to make a statement if they desire to do so.

The following fees were paid to CohnReznick for services rendered in the years ended December 31, 2019 and 2018:

	Year Ended December 31,
	2019	2018
Audit Fees(1)	$331,500	$361,580
Audit-Related Fees(2)	—	205,150
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$331,500	$566,730

______________________

(1)

Audit fees consist of fees billed for professional services by CohnReznick for audit and quarterly review of the Company’s consolidated financial statements during the years ended December 31, 2019 and 2018, and related services normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees represent the aggregate fees billed for assurance and related professional services rendered by CohnReznick that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” Audit-related fees also include fees billed for professional services rendered by CohnReznick in connection with the acquisition of Welding Metallurgy, Inc. in 2018.

Pre-Approval Policies and Procedures.  In accordance with Section 10A(i) of the Exchange Act, before we engage our independent registered public accounting firm to render audit or non-audit services, the engagement is approved by our Audit & Finance Committee. Our Audit & Finance Committee approved all of the fees referred to in the rows titled “Audit Fees” and “Audit-Related Fees” in the table above.

Ratification by the shareholders of the appointment of an independent registered public accounting firm is not required, but our board of directors believes that it is desirable to submit this matter to the shareholders. If a majority of the votes cast at the Annual Meeting do not ratify the selection of CohnReznick, the selection of an independent registered public accounting firm will be reconsidered by our Audit & Finance Committee. Even if the appointment is ratified, our Audit & Finance Committee, at its discretion, may change the appointment at any time if it determines that doing so would be in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Information about Directors, the Nominee, and Executive Officers

Our directors, director nominee, and Named Executive Officers are as follows:

Name	Age	Director Since	Position & Board Committees
Carey Bond	59	2016	Vice Chairman of the Board of Directors
			Compensation & Human Resources Committee (Chair), Nominating & Corporate Governance Committee, Oversight Committee (Chair)
Janet K. Cooper	66	2019	Director*
			Audit & Finance Committee (Chair), Oversight Committee
Michael Faber	60	2013	Director
			Audit & Finance Committee, Nominating & Corporate Governance Committee (Chair), Strategic Planning Committee
Kenneth Hauser	57	—	Vice President of Global Supply Chain Management and Quality

Douglas McCrosson	57	2014	Chief Executive Officer, President, and Director
			Strategic Planning Committee

Walter Paulick	73	1992	Director
			Audit & Finance Committee, Nominating & Corporate Governance Committee, Oversight Committee
Thomas Powers	66	—	Acting Chief Financial Officer**
Eric Rosenfeld	63	2003	Director
			Compensation & Human Resources Committee, Nominating & Corporate Governance Committee, Strategic Planning Committee (Chair)
Terry Stinson	78	2014	Chairman of the Board of Directors, Director Nominee
			Compensation & Human Resources Committee, Strategic Planning Committee

_____________________

* Ms. Cooper will not stand for re-election as a Class I director at the Annual Meeting.

** Mr. Powers began his service as our Acting Chief Financial Officer on February 12, 2020. Previously, Dan Azmon served as our Chief Financial Officer from November 2019 until his resignation on February 10, 2020, and Vincent Palazzolo served as our Chief Financial Officer from 2004 until November 2019.

We believe that it is necessary for each of our directors to possess qualities, attributes, and skills that contribute to a diversity of views and perspectives among the directors and enhance the overall effectiveness of the board of directors. As described on page 28 under “Nominating & Corporate Governance Committee Information — Guidelines for Selecting Director Nominees,” the nominating and corporate governance committee of our board of directors (“Nominating & Corporate Governance Committee”) considers all factors it deems relevant when evaluating prospective candidates or current members of our board of directors for nomination to our board of directors, as prescribed in the committee’s written charter and established guidelines and the Company’s corporate governance guidelines. All of our directors bring to the board of directors leadership experience derived from past service. They also all bring a diversity of views and perspectives derived from their individual experiences working in a range of industries and occupations, which provide our board of directors, as a whole, with the skills and expertise that serve the needs of the Company. The following skills matrix shows the diverse range of experience our directors provide to our Company.

	Qualifications			Experience
	Executive Leadership	Public Company Director	Audit Committee Financial Expert(1)	Law	M&A	Corporate Governance & Supervision	Aerospace Industry Experience
Carey Bond	✓				✓	✓	✓
Michael Faber	✓		✓	✓	✓	✓
Douglas McCrosson	✓				✓	✓	✓
Walter Paulick	✓				✓	✓
Eric Rosenfeld	✓	✓			✓	✓
Terry Stinson	✓	✓			✓	✓	✓

______________________

(1)	Indicates audit committee members who meet the criteria of an “Audit Committee Financial Expert” under applicable SEC rules.

Certain individual experiences, qualifications, and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the biographies set forth below.

Carey E. Bond is the Non-Executive Vice Chairman of the Board of Directors, a position which he has held since August 2020. Mr. Bond has been a director since December 2016, chair of our Compensation & Human Resources Committee since June 2019, and chair of the Oversight Committee since March 2020. Mr. Bond’s career as a corporate executive in the aviation industry has spanned over 30 years, where he has held successful leadership roles in several areas such as aircraft development and production, sales, service, and profit and loss ownership. Mr. Bond spent 10 years at Sikorsky Aircraft Corporation, a corporation specializing in designing, manufacturing and servicing helicopters, as Vice President, Corporate Strategy, Chief Marketing Officer, and President, Commercial Systems and Services. Mr. Bond currently serves on the board of directors of TECT Aerospace, a business unit of TECT Corporation, a conglomerate of privately held aerospace companies. Mr. Bond has also served on the board of directors of domestic and international companies, namely Shanghai Sikorsky Aircraft Company Limited, New Eclipse Aerospace, and PZL Mielec Aircraft Company. Mr. Bond holds a Masters of Business Administration from Texas Christian University. Mr. Bond brings to our board of directors a seasoned expertise in the aerospace industry, an internationally-minded approach to business development, and general business acumen.

Michael Faber has been a director since August 2013 and chair of our Nominating & Corporate Governance Committee since June 2014. Since 1996, Mr. Faber has served as Chief Executive Officer of NextPoint Management Company, Inc., an investment and strategic advisory firm, advising family offices on a variety of issues, including asset manager selection and oversight, direct investing, and trust and estates. Additionally, Mr. Faber currently serves as a senior advisor to a family office with more than $2 billion in assets and as a director or senior advisor to a number of private companies and asset management firms. From 1990 to 2008, Mr. Faber was a General Partner of the NextPoint and Walnut family of investment funds, focusing on private equity, venture capital, and structured investments. Previously, Mr. Faber was a senior advisor to the law firm of Akerman, of counsel to the law firm of Mintz Levin, an attorney with the law firm of Arnold & Porter, and a senior consultant to The Research Council of Washington, the predecessor to The Corporate Executive Board Company. Mr. Faber has served on audit and compensation committees for a number of companies. Mr. Faber is an honors graduate and John M. Olin Fellow of the University of Chicago Law School and attended the Johns Hopkins University School of International Studies and the State University of New York. Mr. Faber brings to our board of directors his legal and financial expertise as well as his years of investment and general business experience.

Kenneth Hauser has been our Vice President of Global Supply Chain Management and Quality since 2020. Prior to that he was Vice President of Global Supply Chain Management since 2013. Prior to that, he held the position of Director, Global Supply Chain Management for which he was hired in 2011. Prior to joining CPI Aero, Mr. Hauser had a 30-year career at Northrop Grumman where he held various management positions for Manufacturing/Operations and Global Supply Chain. Mr. Hauser’s last position with Northrop Grumman was as the E-2D Global Supply Chain Program Manager, where he had responsibility for cost, quality and schedule performance of all procured parts and major aircraft structures. Mr. Hauser holds a Bachelor of Technology in Management of Technology from State University of New York at Farmingdale and a Master of Science in Management of Technology from Polytechnic University.

Douglas McCrosson has been our Chief Executive Officer, President and a director since March 2014. Mr. McCrosson joined the Company in 2003 as Director of Business Development. During his tenure, he has held positions of increasing responsibility, including Vice President of Business Development and Senior Vice President of Operations, where he headed CPI’s business development, engineering, procurement and manufacturing operations. Subsequently, he was promoted to the position of Chief Operating Officer in January 2010 before becoming President and Chief Executive Officer. He has 35 years of aerospace experience, having started his career as a mechanical engineer at Grumman Corporation, now Northrop Grumman. Mr. McCrosson holds a Bachelor of Science degree in mechanical engineering from the State University of New York at Buffalo and a Master of Science degree in Management from the New York University Polytechnic School of Engineering. He is a member of the Board of Governors of the Aerospace Industries Association, a trade association representing major aerospace and defense manufacturers and suppliers in the United States. He is a member of the Board of Directors of the Long Island Association, the leading business association in the Long Island region. Mr. McCrosson provides our board of directors with unique knowledge of the Company’s business, operations and management and his other extensive experience in the Company’s industry.

Walter Paulick has been a director since April 1992. He served as the chair of our Nominating & Corporate Governance Committee from March 2004 until June 2015 and as chair of our Audit Committee from June 2006 until April 2007. Mr. Paulick is a self-employed real estate development consultant. From 1982 to November 1992, Mr. Paulick was a vice president of Parr Development Company, Inc., a real estate development company. From 1974 to 1982, Mr. Paulick was a vice president of National Westminster U.S.A. Mr. Paulick holds an Associate degree in Applied Science from Suffolk Community College and a Bachelor of Business Administration from Dowling College. Mr. Paulick’s background in banking and real estate development, and his general business knowledge provides our board of directors with a diverse perspective on the Company’s industry and business in our region.

Thomas Powers has been our Acting Chief Financial Officer and Secretary since February 12, 2020. Mr. Powers has been employed by the Company since January 2019, serving as Director of Financial Planning and Analysis. Prior to joining the Company, Mr. Powers worked for Triumph Group, a multi-billion dollar publicly owned aerospace manufacturer, where he last served as Vice President of Financial Planning and Analysis. At Triumph, he previously held positions of Group Controller, Division Controller and served as Interim Chief Financial Officer.

Eric S. Rosenfeld is the Chairman Emeritus of our board of directors. Mr. Rosenfeld served as the non-executive chairman of our board of directors from January 2005 until November 2018. He has also served as chair of our Strategic Planning Committee since April 2003. Mr. Rosenfeld has been the President and Chief Executive Officer of Crescendo Partners, L.P., a New York based investment firm, since its formation in November 1998. Prior to forming Crescendo Partners, he held the position of Managing Director at CIBC Oppenheimer and its predecessor company, Oppenheimer & Co., Inc., for 14 years. Mr. Rosenfeld currently serves as a director for several companies, including Primo Water Corporation (formerly Cott) (NYSE: PRMW), a leading water service company, Pangea Logistics Solutions Ltd. (Nasdaq: PANL) (and Quartet Merger Corp. prior to its merger with Pangea Logistics Solutions Ltd., for which he also served as Chief Executive Officer), a maritime logistics and shipping company, and Aecon Group, Inc. (TSE: ARE), a construction company. He is also on the board of Canaccord Genuity (TSE: CF), a financial services company. Mr. Rosenfeld previously served on the board of directors of several companies, including Absolute Software Corporation (TSE: ABT), a provider of security and management for computers and ultra-portable devices, NextDecate LLC (Nasdaq: NEXT) (and Harmony Merger Corp. prior to its merger with NextDecade LLC, for which he also served as Chief Executive Officer), a natural gas company, SAExploration Holdings Inc. (Nasdaq: SAEX) (and Trio Merger Corp. prior to its merger with SAEX, for which he also served as Chief Executive Officer), a geophysical services company, Primoris Services Corporation (Nasdaq: PRIM) (and Rhapsody Acquisition Corporation prior to its merger with PRIM, for which he also served as Chief Executive Officer), a holding company for specialty contractor and infrastructure businesses, DALSA Corp., a digital imaging and semiconductor manufacturer, and Hill International Inc. (NYSE: HIL) (and Arpeggio Acquisition Corp. prior to its merger with HIL, for which he also served as Chief Executive Officer), a construction project management firm. He was also the Chief Executive Officer of Allegro Merger Corp., a blank check company previously listed on Nasdaq. Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization and the Value Investing Congress. He is a senior faculty member at the Director’s College. He has also been a guest host on CNBC. Mr. Rosenfeld received an A.B. in economics from Brown University and an M.B.A. from the Harvard Business School. Mr. Rosenfeld provides our board of directors with expertise in finance and financial markets and with experience derived from his service on the boards of other public and private companies.

Terry Stinson is the Non-Executive Chairman of the Board, a position which he has held since November 2018. Mr. Stinson was the chair of the compensation committee of the board from June 2014 until June 2018 and has been a director since June 2014. Mr. Stinson is Chief Executive Officer of his own consulting practice, Stinson Consulting, LLC, a position he has held since 2001. Stinson Consulting is engaged in strategic alliances and marketing for the aerospace industry. From January 2013 until May 31, 2014, he served as Executive Vice President of AAR CORP., an international, publicly traded aerospace manufacturing and services company. Mr. Stinson currently serves as an independent consultant to AAR CORP. From August 2007 until January 2013, Mr. Stinson served as Group Vice President of AAR CORP. From 2002 to 2005, Mr. Stinson served as Chief Executive Officer of Xelus, Inc., a collaborative enterprise service management solution company. From 1998 to 2001, Mr. Stinson was Chairman and Chief Executive Officer of Bell Helicopter Textron Inc., the world’s leading manufacturer of vertical lift aircraft, and served as President from 1996 to 1998. From 1991 to 1996, Mr. Stinson served as Group Vice President and Segment President of Textron Aerospace Systems and Components for Textron Inc. From 1986 to 1996, he was President of the Hamilton Standard division of United Technologies Corporation, a defense supply company. Mr. Stinson previously served as a director of Lennox International Inc., a company engaged in the design and manufacture of heating, ventilation, air conditioning, and refrigeration products, serving on such company’s Board Governance, Compensation, and Human Resources Committees. Mr. Stinson previously served as a director of Triumph Group, Inc., a company engaged in the manufacturing and repair of aircraft components, subassemblies, and systems, from September 2003 to March 2008. As a former senior executive of two Fortune 500 companies, Mr. Stinson contributes to our board of directors his extensive management and marketing experience in the aerospace industry, as well as his general business acumen and experience developed by serving on other public company boards.

Family Relationships

There are no family relationships among any of the Company’s directors or Named Executive Officers.

Independence of Directors

Our common stock is listed on the NYSE American LLC exchange (“NYSE American”), a stock exchange affiliated with the New York Stock Exchange. As a result, we follow the rules of the NYSE American exchange in determining whether a director is independent. The NYSE American exchange listing standards define an “independent director” generally as a person, other than an officer or employee of the Company, who does not have a relationship with the Company that would interfere with the director’s exercise of independent judgment. Our board of directors consults with our legal counsel to ensure that our board of directors’ determinations are consistent with NYSE American exchange rules and all relevant securities and other laws and regulations regarding the independence of directors. Consistent with these considerations, the Nominating & Corporate Governance Committee determined on May 21, 2020 that Carey Bond, Michael Faber, Walter Paulick, Eric Rosenfeld, and Terry Stinson will be independent directors of the Company for the ensuing year. The remaining director, Douglas McCrosson, is not independent because he is currently employed by us. All members of our Audit & Finance, Compensation & Human Resources, and Nominating & Corporate Governance Committees are independent.

Code of Ethics

Our board of directors has adopted a written code of ethics which applies to our directors, officers, and employees, and which is designed to deter wrongdoing and to promote ethical conduct, full, fair, accurate, timely, and understandable disclosure in reports that we file or submit to the SEC and others, compliance with applicable government laws, rules, and regulations, prompt internal reporting of violations of the code, and accountability for adherence to the code. A copy of the code of ethics may be found on our website at www.cpiaero.com/board.html.

Board of Directors Meetings and Committees

Our board of directors held 8 meetings in 2019 and acted by unanimous written consent 4 times. All directors attended the 2019 annual shareholder meeting. Although we do not have any formal policy regarding director attendance at annual shareholder meetings, we attempt to schedule our annual meetings so that all of our directors can attend. In addition, we expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. No director attended fewer than 75% of the meetings of the board and of the committees thereof upon which he served in 2019. We have 5 standing committees: the Compensation & Human Resources Committee, Audit & Finance Committee, Nominating & Corporate Governance Committee, Strategic Planning Committee, and Oversight Committee. Copies of our committee charters are available free of charge on our website at www.cpiaero.com/board.html.

Leadership Structure

Our board of directors has determined to keep separate the positions of board chairman and principal executive officer at this time. This permits our principal executive officer to concentrate his efforts primarily on managing the Company’s business operations and development. This also allows us to maintain an independent chairman of the board who oversees, among other things, communications and relations between our board of directors and senior management, consideration by our board of directors of the Company’s strategies and policies, and the evaluation of our principal executive officers by our board of directors.

Succession Planning

Our board of directors is responsible for overseeing management succession planning. At least annually, our board of directors reviews management’s succession plan with respect to the Chief Executive Officer role and other senior management roles. We have developed succession plans for both ordinary course succession and planning due to an unforeseen event.

Risk Oversight

The primary function of our board of directors is oversight. Our board of directors as a whole has responsibility for risk oversight and reviews management’s risk assessment and risk management policies and procedures. Each committee of our board of directors has been delegated oversight authority over specific risk areas identified by our board of directors. For instance, our Audit & Finance Committee discusses with management the Company’s major financial risk exposures, our Compensation & Human Resources Committee discusses with management the Company’s major human capital risk exposures, and our newly-formed Oversight Committee discusses with management the Company’s day-to-day operations. and reports its findings to our board of directors in connection with our board’s risk oversight review. Further information about each committee’s role in risk assessment and management is included below.

Cybersecurity

Our board of directors is charged with oversight of the Company’s cybersecurity matters, and management reports to the board periodically regarding material risks concerning cybersecurity. We took several steps in 2018 to mitigate cybersecurity risks, such as upgrading detection, prevention and monitoring systems, as well as contracting with an outside cybersecurity firm to provide constant monitoring of our systems.

Stock Ownership Requirements

Non-executive directors are subject to a stock ownership policy whereby each non-executive director is required to own common stock of the Company valued at least four times his annual cash compensation before and after any stock sales. We believe this policy promotes and strengthens the alignment of interests between our non-executive directors, management, and shareholders.

Prohibition on Short Sales and Hedging

The Company prohibits directors, officers, employees, and consultants from entering into transactions involving short sales of our securities. Transactions in put options, call options or other derivative securities that have the effect of hedging the value of our securities also are prohibited except in certain limited circumstances where the insider already owns the securities prior to effecting the transaction and the transaction has been pre-approved.

Corporate Governance Highlights

✓ Independent Chairman of the Board	✓ Regular executive sessions of independent directors
✓ 5 out of 6 directors are independent	✓ Stock ownership requirements for independent directors
✓ Robust risk oversight process for board and committees	✓ Annual board and committee evaluations
✓ Voting rights are proportional to economic interests

Compensation & Human Resources Committee Information

Our Compensation & Human Resources Committee is currently comprised of Carey Bond (Chair), Eric Rosenfeld, and Terry Stinson. Our board of directors has determined that each member of the Compensation & Human Resources Committee is an independent director under the NYSE American exchange listing standards. Our board of directors has adopted a written Compensation & Human Resources Committee charter, which is reviewed annually and which the Compensation & Human Resources Committee intends to review at its next regularly scheduled meeting. The responsibilities of our Compensation & Human Resources Committee include:

●	establishing the general compensation policy for our Named Executive Officers, including the Chief Executive Officer and Chief Financial Officer;
●

reviewing and approving the compensation of our executive officers and employment agreements with our executive officers, including change in control agreements, indemnification agreements, and severance agreements;

●	reviewing the compensation paid to non-executive directors and making recommendations to the board of directors for any adjustments;
●

administering our stock option and performance equity plans and determining who participates in the plans, establishing performance goals, if any, and determining specific grants and bonuses to the participants;

●	ensuring that any compensation plan for key executives does not encourage undue risk-taking; and
●

assisting the board in the discharge of its oversight responsibilities for risks related to human resources, including talent management, employee conduct, diversity and inclusion, and employee compensation.

Our Compensation & Human Resources Committee held 5 meetings during 2019 to review, discuss, and make any necessary changes to our executive and non-executive director compensation and to exercise oversight over human resources matters. Our Compensation & Human Resources Committee makes all final determinations with respect to compensation of executive officers, considering, among other things, its assessment of the value of each executive officer’s contribution to the Company, the Company’s financial performance during recent fiscal years in light of prevailing business conditions, and the Company’s goals for the ensuing fiscal year.

Our Compensation & Human Resources Committee may utilize the services of third parties, including subscriptions to executive compensation surveys and other databases, to assist with the review of compensation for executive officers. Our Compensation & Human Resources Committee is charged with performing an annual review of the compensation of our executive officers to determine whether they are provided with adequate incentives and motivation, and whether they are compensated appropriately in accordance with our compensation policies.

Audit & Finance Committee Information and Report

During 2019 and 2020 until the Annual Meeting, our Audit & Finance Committee was comprised of Janet Cooper (Chair), Michael Faber, and Walter Paulick. Following the Annual Meeting, we will have one vacancy on our Audit & Finance Committee. Our Audit & Finance Committee held 10 meetings during 2019. All of the members of our Audit & Finance Committee are “independent directors,” as defined under NYSE American exchange listing standards, and are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Financial Experts on the Audit & Finance Committee

We must certify to the NYSE American exchange that our Audit & Finance Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our board of directors determined that the qualifications of each of Janet Cooper and Michael Faber satisfied the NYSE American exchange’s definition of financial sophistication and also qualify them as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

Audit & Finance Committee Report

Our board of directors has adopted a written Audit & Finance Committee charter, which is reviewed annually and which the Audit & Finance Committee intends to review at its next regularly scheduled meeting. According to our Audit & Finance Committee charter, our Audit & Finance Committee’s responsibilities include, among other things:

●	meeting with the independent registered public accounting firm prior to the audit to review the scope, planning, and staffing of the audit;

●

reviewing and discussing with management and our independent registered public accounting firm the annual audited financial statements, and recommending to our board of directors whether the audited financial statements should be included in our Annual Report on Form 10-K;

●

reviewing and discussing with management and the independent registered public accounting firm the Company’s quarterly financial statements prior to the filing of Quarterly Reports on Form 10-Q, including the results of the independent registered public accounting firm’s review of the quarterly financial statements;

●

discussing with management and our independent registered public accounting firm significant financial reporting issues and judgments made in connection with our financial statements, including the reporting requirements of Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 3101;

●

discussing earnings press releases with management, including the use of pro forma or adjusted non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies;

●	discussing with management and our independent registered public accounting firm the effect on our financial statements of regulatory and accounting initiatives and off-balance sheet structures;

●	discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;

●

discussing with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management;

●

reviewing disclosures made to our Audit & Finance Committee by our Chief Executive Officer and Chief Financial Officer during their certification process for our Form 10-Ks and Form 10-Qs about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls;

●	reviewing the scope, planning, and staffing of the audit for the Company’s 401(k) plan and reviewing the audited financial statements for the 401(k) plan;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
●	reviewing and discussing with our independent registered public accounting firm the firm’s written disclosures concerning independence as required by PCAOB Ethics and Independence Rule 3526;

●	reviewing and approving all related-party transactions;

●	discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

●	appointing or replacing our independent registered public accounting firm;

●

determining the compensation and oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and our independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●

establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or reports which raise material issues regarding our financial statements or accounting policies;

●

reviewing and making recommendations with respect to the Company’s capital structure and its related policies and long-term financial objectives, including allocation of capital and capital budget, changes in capital structure, uses of cash, cash requirements and sources of cash, including debt or equity issuances, revolving credit facilities, or other debt instruments or facilities and the Company’s borrowing alternatives and levels; and

●	assessing and managing financial risk exposures.

Management has reviewed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 with our Audit & Finance Committee, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of our Audit & Finance Committee asked for management’s representations and reviewed certifications prepared by the Chief Executive Officer and Acting Chief Financial Officer that the unaudited quarterly and audited annual financial statements of the Company fairly present, in all material respects, the financial condition and results of operations of the Company.

In performing all of these functions, our Audit & Finance Committee acts only in an oversight capacity. The Audit & Finance Committee reviews the Company’s annual reports and its quarterly reports prior to filing with the SEC. In its oversight role, our Audit & Finance Committee relies on the work and assurances of the Company’s management, which has the responsibility for financial statements and reports, and of our independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles. Our Audit & Finance Committee has met and held discussions with management and the Company’s independent registered public accounting firm. Management represented to our Audit & Finance Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and our Audit & Finance Committee has reviewed and discussed the financial statements with management and our independent registered public accounting firm. Our Audit & Finance Committee also discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting and Oversight Board (“PCAOB”). The Company’s independent registered public accounting firm also provided our Audit & Finance Committee with the written disclosures required by applicable requirements of the PCAOB regarding independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered. In reliance on these reviews, discussions, and the report of our independent registered public accounting firm, our Audit & Finance Committee recommended to our board of directors, and the board of directors approved, that the audited financial statements for the fiscal year ended December 31, 2019 and the restated financial statements for the fiscal year ended December 31, 2018 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

Janet K. Cooper (Chair)

Michael Faber

Walter Paulick

Nominating & Corporate Governance Committee Information

Our Nominating & Corporate Governance Committee is currently comprised of Carey Bond, Michael Faber (Chair), Walter Paulick, and Eric Rosenfeld, each an independent director under NYSE American exchange listing standards. Our Nominating & Corporate Governance Committee held two meetings during 2019. Our Nominating & Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors and for developing and recommending corporate governance guidelines. Our Nominating & Corporate Governance Committee considers potential director nominees identified by its members, our board of directors, management, shareholders, investment bankers, and others.

Our board of directors has adopted a written charter for our Nominating & Corporate Governance Committee, which establishes guidelines for corporate governance, the selection of director nominees, and the method by which shareholders may propose to our Nominating & Corporate Governance Committee candidates for selection as nominees for director.

The Nominating & Corporate Governance Committee annually reviews its charter, along with the Company’s guidelines for corporate governance and the selection of director nominees, and intends to review such documents at its next regularly scheduled meeting.

Guidelines for Selecting Director Nominees

The guidelines for selecting director nominees generally provide that the nominee should be accomplished in his or her field, have a reputation that is consistent with that of the Company, have relevant experience and expertise, have an understanding of financial statements, corporate budgeting, and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience, and professional employment. Our Nominating & Corporate Governance Committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business, and represent shareholder interests. Our Nominating & Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific needs that arise from time to time. Our Nominating & Corporate Governance Committee does not distinguish among nominees recommended by shareholders and other persons.

Procedure for Shareholders to Recommend Director Candidates

Shareholders and others who wish to recommend candidates to our Nominating & Corporate Governance Committee for consideration as directors must submit their written recommendations to our Nominating & Corporate Governance Committee and include all of the information described in the section “2021 Annual Meeting Shareholder Proposals and Nominations” on page 43 below.

On May 21, 2020 our Nominating & Corporate Governance Committee recommended to our board of directors to nominate Terry Stinson for election as a Class I director. Our Nominating & Corporate Governance Committee did not receive recommendations from any shareholders or others for director candidates.

Guidelines for Corporate Governance

Our corporate governance guidelines are intended to ensure that the board of directors has the necessary authority and practices in place to review and evaluate the Company’s business operations and to make decisions that are independent of the Company’s management. The corporate governance guidelines are also intended to align the interests of the Company’s directors and management with those of the Company’s shareholders. The guidelines establish the practices our board of directors follows with respect to the obligations of the board and each director, board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, board committee composition and meetings, director compensation, director orientation and education, and director access to members of management and to independent advisors.

The corporate governance guidelines were adopted by our board of directors in 2010 and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. The guidelines comply with corporate governance requirements contained in the listing standards of the NYSE American exchange and enhance the Company’s corporate governance policies.

Strategic Planning Committee Information

The strategic planning committee of our board of directors (“Strategic Planning Committee”) is currently comprised of Douglas McCrosson, Michael Faber, Eric Rosenfeld (Chair), and Terry Stinson. The main role of the Strategic Planning Committee is to evaluate and analyze strategic options for the Company. The Strategic Planning Committee met twice during 2019.

Oversight Committee Information

The oversight committee of our board of directors (“Oversight Committee”) was formed in March 2020 to take a more active role in oversight over the Company’s day-to-day operations, including advising management as to profitability on the programs that the Company chooses to bid for, terminating programs that are not profitable for the Company, reducing overhead costs and operating inefficiencies, and generating free cash from operations. The Oversight Committee is currently comprised of Carey Bond (Chair), Janet Cooper, and Walter Paulick.

EXECUTIVE OFFICER COMPENSATION

Overview

References in this section to Employment Agreements are to the employment agreement in effect for each Named Executive Officer for the applicable period, giving effect to any and all amendments, unless context requires otherwise.

At our 2018 annual meeting of shareholders, we conducted an advisory Say on Pay Frequency vote, in which shareholders determined that an advisory Say on Pay vote should be held every year. In accordance with the shareholder vote, we will hold an advisory Say on Pay vote at this Annual Meeting, in which shareholders will be asked to approve, on an advisory basis, the current compensation of our Named Executive Officers. The Compensation & Human Resources Committee considers the results of shareholder advisory votes regarding compensation as one factor when reviewing compensation and making compensation decisions.

Compensation Objectives

Our compensation program is designed to attract, retain, and motivate highly qualified executive officers in the competitive aerospace and defense industry. Additionally, a substantial portion of total compensation of our Named Executive Officers is variable and delivers rewards based on Company and individual performance. Company performance is measured against metrics established by the Compensation & Human Resources Committee each year. Such metrics typically focus on the achievement of financial targets such as revenue and free cash flow, to align our executives’ pay with the Company’s financial results and the creation of shareholder value. Individual performance is measured against each individual’s contributions to the Company’s overall success.

There are three major components to our compensation program for our Named Executive Officers:

✓	Base Salary - fixed compensation, designed to recognize responsibilities, experience, and performance.

✓	Short-Term Cash Incentives - annual cash incentive, as a percentage of base salary, paid upon the achievement of Company performance goals set by the Compensation & Human Resources Committee during the first fiscal quarter. This variable at-risk compensation motivates and rewards executives with respect to short-term performance.

✓	Long-Term Equity Incentives - annual grants of restricted stock, 50% of which is subject to time-based vesting, and 50% of which vests upon the achievement of Company financial performative-metric thresholds set by our Compensation & Human Resources Committee. This variable at-risk compensation aligns executive interests with long-term shareholder value creation.

Summary Compensation Table

The following table sets forth the compensation paid to or earned by each of our Named Executive Officers for each of the fiscal years ended December 31, 2019 and 2018.

Name and Position	Year	Salary ($)(1)		Stock Awards ($)(2)		Non-Equity Incentive Compensation ($)(3)		All Other ($)		Total ($)
Douglas McCrosson	2019	365,761		274,319	(4)	—	(5)	28,836	(6)	668,916
Chief Executive Officer	2018	365,761		274,320	(7)	135,215		23,341	(8)	798,637
Vincent Palazzolo*	2019	272,195	(9)	108,019	(10)	—		339,614	(11)	719,828
Former Chief Financial Officer	2018	286,048		107,267	(12)	53,697		23,952	(13)	470,964
Dan Azmon*	2019	34,615	(14)	73,700	(15)	30,000	(16)	577	(17)	138,892
Former Chief Financial Officer	2018	—		—		—		—		—
Kenneth Hauser	2019	228,021		55,419	(18)	48,171		2,801	(19)	328,067
Vice President of Global Supply Chain Management and Quality	2018	223,646		54,333	(20)	64,936		2,921	(21)	339,519

* Thomas Powers began his service as our Acting Chief Financial Officer on February 12, 2020. Previously, Dan Azmon served as our Chief Financial Officer from November 2019 until his resignation on February 10, 2020, and Vincent Palazzolo served as our Chief Financial Officer from 2004 until November 2019.

(1)	Reflects actual base salary amounts paid to for each of the years indicated.
(2)	Reflects grant date fair market value of restricted stock grants awarded to our Named Executive Officers as part of their performance-based annual bonus.
(3)

Represents amounts awarded in cash to our Named Executive Officers as part of their performance-based annual bonus. Awards were earned in the year provided, but were not made until the following fiscal year.

(4)

Does not reflect the aggregate of 18,930 shares which Mr. McCrosson will forfeit on the date that the Company’s Annual Report on Form 10-K is filed, in accordance with the terms of his restricted stock award agreements with the Company.

(5)

Mr. McCrosson and the Compensation & Human Resources Committee agreed that Mr. McCrosson would forego $97,783 of short-term incentive cash bonus that Mr. McCrosson earned for 2019 in consideration of the recent decline in the Company’s stock price and the challenges the Company is facing due to economic conditions and uncertainties resulting from the COVID-19 pandemic.

(6)	Represents (a) $17,156 of an automobile lease, insurance, and maintenance attributable to personal use; (b) $6,222 of disability insurance premiums; and (c) $5,459 of 401(k) contributions.
(7)	Does not reflect the aggregate of 13,679 shares which Mr. McCrosson forfeited on April 2, 2019 in accordance with the terms of his restricted stock award agreements with the Company.
(8)	Represents (a) $12,653 of an automobile lease, insurance, and maintenance attributable to personal use; (b) $6,595 of disability insurance premiums; and (c) $4,093 of 401(k) contributions.
(9)	Represents a pro-rated amount of Mr. Palazzolo’s annual base salary of $286,048 through his termination by the Company without cause in November 2019.
(10)

Does not reflect the aggregate of 38,906 shares which Mr. Palazzolo forfeited upon his termination by the Company without cause in November 2019 in accordance with the terms of his restricted stock award agreements with the Company.

(11)

Includes an aggregate severance payment of $339,614 and the following perquisites paid in 2019: (a) $16,476 of an automobile lease, insurance, and maintenance attributable to personal use; (b) $5,082 of disability insurance premiums; and (c) $4,950 of 401(k) contributions.

(12)	Does not reflect the aggregate of 6,224 shares which Mr. Palazzolo forfeited on April 2, 2019 in accordance with the terms of his restricted stock award agreements with the Company.
(13)	Represents (a) $10,112 of an automobile lease, insurance and maintenance attributable to personal use, (b) $5,399 of disability insurance premiums; and (c) $8,441 of 401(k) contributions.
(14)	Represents six weeks’ pro-rated salary at an annual rate of $300,000.
(15)	Represents the equity portion of a signing bonus. Such amount was subsequently forfeited when Mr. Azmon resigned.
(16)	Represents the non-equity portion of a signing bonus. Such amount was subsequently forfeited when Mr. Azmon resigned.
(17)	Represents (a) $505 of an automobile lease, insurance and maintenance attributable to personal use and (b) $72 of disability insurance premiums.
(18)

Does not reflect an aggregate of 3,904 shares which Mr. Hauser will forfeit on the date that the Company’s Annual Report on Form 10-K is filed, in accordance with the terms of his restricted stock award agreements with the Company.

(19)	Represents (a) $1,920 of an automobile lease, insurance and maintenance attributable to personal use and (b) $881 of disability insurance premiums.
(20)	Does not reflect an aggregate of 2,843 shares which Mr. Hauser forfeited on April 2, 2019 in accordance with the terms of his restricted stock award agreements with the Company.
(21)	Represents (a) $2,040 of an automobile lease, insurance and maintenance attributable to personal use and (b) $881 of disability insurance premiums.

Compensation Arrangements for Named Executive Officers

Douglas McCrosson

In 2016, Mr. McCrosson entered into a Severance and Change in Control Agreement with us (the “Severance and Change in Control Agreement”), the details of which are outlined below under the heading “Payments upon Termination or Change in Control.” Pursuant to the Severance and Change in Control Agreement, Mr. McCrosson is prohibited from disclosing confidential information and he has agreed not to compete with us without our consent during the term of employment and for 18 months thereafter, so long as we make severance payments to Mr. McCrosson pursuant to the agreement.

During 2018, Mr. McCrosson’s base salary was $365,761. He was entitled to receive a non-discretionary performance based cash bonus equal to 60% of his base salary upon the attainment of Company growth targets measured by pre-tax income, return on invested capital, free cash flow, and revenue, plus an additional non-discretionary performance based cash bonus equal to 3% of his base salary upon the attainment of each of five performance objectives, for an aggregate of 15%. For the year ended December 31, 2018, Mr. McCrosson received $135,215 in performance-based cash compensation, which was paid in 2019. In addition, Mr. McCrosson was awarded an aggregate of 33,251 shares of restricted stock (with a fair market value on the date of grant of $274,320) pursuant to the Company’s 2016 long-term incentive plan. The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four equal annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performative-metric thresholds for each fiscal year as identified by our Compensation & Human Resources Committee no later than 90 days following January 1 of the applicable fiscal year. The fiscal 2018 metrics were growth targets measured by backlog, revenue, and year-end inventory. The 2018 performance-based vesting metrics were not all met and, therefore, Mr. McCrosson forfeited 13,679 shares of restricted stock, representing the performance-based portion of the restricted stock granted in 2018, 2017, and 2016.

During 2019, Mr. McCrosson’s base salary was $365,761. He was entitled to receive a non-discretionary performance based cash bonus equal to 60% of his base salary upon the attainment of Company growth targets measured by pre-tax income, cash flow from operations, revenue, and book to bill ratio, plus an additional non-discretionary performance based cash bonus equal to 3% of his base salary upon the attainment of each of four performance objectives, for an aggregate of 12%. Mr. McCrosson and the Compensation & Human Resources Committee agreed that Mr. McCrosson would forego $97,783 of short-term incentive cash bonus that Mr. McCrosson earned for 2019 in consideration of the recent decline in the Company’s stock price and the challenges the Company is facing due to economic conditions and uncertainties resulting from the COVID-19 pandemic. In addition, during 2019, Mr. McCrosson was awarded an aggregate of 42,009 shares of restricted stock (with a fair market value on the date of grant of $274,319) pursuant to the Company’s 2016 long-term incentive plan. The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four equal annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performative-metric thresholds for each fiscal year as identified by our Compensation & Human Resources Committee no later than 90 days following January 1 of the applicable fiscal year. The fiscal 2019 metrics were growth targets measured by revenue, pre-tax income, and cash flow from operations. The 2019 performance-based vesting metrics were not all met and, therefore, Mr. McCrosson will forfeit 18,930 shares of restricted stock on the date that the Company’s Annual Report on Form 10-K is filed, representing the performance-based portion of the restricted stock granted in 2019, 2018, 2017, and 2016.

Vincent Palazzolo

During 2018, Mr. Palazzolo’s base salary was $286,048. He was entitled to receive a non-discretionary performance based cash bonus equal to 45% of his base salary upon the attainment of Company growth targets measured by pre-tax income, return on invested capital, free cash flow, and revenue. For the year ended December 31, 2018, Mr. Palazzolo received $53,697 in performance-based cash compensation. In addition, Mr. Palazzolo was awarded an aggregate of 13,002 shares of restricted stock (with a fair market value on the date of grant of $107,267) pursuant to the Company’s 2016 long-term incentive plan. The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four equal annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performative-metric thresholds for each fiscal year as identified by our Compensation & Human Resources Committee no later than 90 days following January 1 of the applicable fiscal year. The fiscal 2018 metrics were growth targets measured by backlog, revenue, and year-end inventory. The 2018 performance-based vesting metrics were not all met and, therefore, Mr. Palazzolo forfeited 6,224 shares of restricted stock, representing the performance-based portion of the restricted stock granted in 2018, 2017, and 2016.

During 2019, Mr. Palazzolo’s base salary was $272,195, representing an eleven-month pro-rated amount of his annual base salary of $286,048 through his termination in November 2019. Upon his termination, Mr. Palazzolo was entitled to severance payments in an amount of $339,614 and forfeited an aggregate of 38,906 shares of restricted stock.

Dan Azmon

Mr. Azmon served as our Chief Financial Officer from November 2019 until his resignation on February 10, 2020. During 2019, Mr. Azmon received a base salary of $34,615, representing a two-month pro-rated amount of his annual base salary of $300,000. Mr. Azmon also received a cash signing bonus in the amount of $30,000 and an equity grant of 10,000 shares of restricted common stock, which shares were subject to cliff vesting on November 18, 2022 subject to Mr. Azmon’s continuing employment with the Company. Upon Mr. Azmon’s resignation on February 10, 2020, he repaid the cash signing bonus and forfeited the equity portion of his signing bonus.

Kenneth Hauser

In 2016, Mr. Hauser entered into a Severance and Change in Control Agreement with us, the details of which are outlined below under the heading “Payments upon Termination or Change in Control.” Pursuant to the Severance and Change in Control Agreement, Mr. Hauser is prohibited from disclosing confidential information and he has agreed not to compete with us without our consent during the term of employment and for 12 months thereafter, so long as we make severance payments to Mr. Hauser pursuant to the agreement.

During 2018, Mr. Hauser’s base salary was $217,330. He was entitled to receive a non-discretionary performance based cash bonus targeted at 25% of his base salary upon the attainment of Company targets measured by revenue, inventory levels, and product deliveries, among other measures. For the year ended December 31, 2018, Mr. Hauser received $64,936 in performance-based cash compensation, which was paid in 2019. In addition, Mr. Hauser was awarded an aggregate of 6,586 shares of restricted stock (with a fair market value on the date of grant of $54,333) pursuant to the Company’s 2016 long-term incentive plan. The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four equal annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performative-metric thresholds for each fiscal year as identified by our Compensation & Human Resources Committee no later than 90 days following January 1 of the applicable fiscal year. The fiscal 2018 metrics were growth targets measured by backlog, revenue, and year-end inventory. The 2018 performance-based vesting metrics were not all met and, therefore, Mr. Hauser forfeited 2,843 shares of restricted stock, representing the performance-based portion of the restricted stock granted in 2018, 2017, and 2016.

During 2019, Mr. Hauser’s base salary was $221,677. He was entitled to receive a non-discretionary performance based cash bonus targeted at 25% of his base salary upon the attainment of Company targets measured by revenue, inventory levels, and product deliveries, among other measures. For the year ended December 31, 2019, Mr. Hauser received $48,171 in performance-based cash compensation, which was paid in 2020. In addition, during 2019, Mr. Hauser was awarded an aggregate of 8,487 shares of restricted stock (with a fair market value on the date of grant of $55,419) pursuant to the Company’s 2016 long-term incentive plan. The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four equal annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performative-metric thresholds for each fiscal year as identified by our Compensation & Human Resources Committee no later than 90 days following January 1 of the applicable fiscal year. The fiscal 2019 metrics were growth targets measured by revenue, pre-tax income, and cash flow from operations. The 2019 performance-based vesting metrics were not all met and, therefore, Mr. Hauser will forfeit 3,904 shares of restricted stock on the date that the Company’s Annual Report on Form 10-K is filed, representing the performance-based portion of the restricted stock granted in 2019, 2018, 2017, and 2016.

Outstanding Equity Awards at Fiscal Year-End

The following tables summarize the outstanding stock awards as of December 31, 2019 for each Named Executive Officer.

	Stock Awards
Name	Number of Shares of Stock Unvested (#)(1)		Equity Incentive Plan Awards: Number of Unearned Shares (#)(2)		Market Value of Shares Unvested ($)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares ($)(3)
Douglas McCrosson Chief Executive Officer	85,239	(4)	37,801	5)	254,402	573,657
Vincent Palazzolo Chief Financial Officer*	—	(6)	52,624	(6)	—	354,156
Dan Azmon Chief Financial Officer*	10,000	(7)	—		73,700	—
Kenneth Hauser Vice President of Global Supply Chain Management and Quality	16,829	(8)	8,378	(9)	107,202	56,387

* Dan Azmon served as our Chief Financial Officer from November 2019 until his resignation on February 10, 2020, and Vincent Palazzolo served as our Chief Financial Officer from 2004 until November 2019.

(1)

Reflects shares of restricted stock granted pursuant to the Company’s 2016 long-term incentive plan which have yet to vest. The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four equal annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance-based vesting, and vest upon the achievement of all Company financial performative-metric thresholds for each fiscal year as identified by our Compensation & Human Resources Committee no later than 90 days following January 1 of the applicable fiscal year. The fiscal 2016 metrics were growth targets measured by EBITDA and revenue, the fiscal 2017 metrics were growth targets measured by revenue and year-end inventory, the fiscal 2018 metrics were growth targets measured by backlog, revenue, and year-end inventory, and the fiscal 2019 metrics were growth targets measured by measured by revenue, pre-tax income, and cash flow from operations.

(2)

Reflects shares of restricted stock granted pursuant to the Company’s 2016 long-term incentive plan which were forfeited in 2017, 2018, and 2019, and shares of restricted stock withheld to satisfy tax obligations. Does not include shares of restricted stock granted pursuant to the Company’s 2016 long-term incentive plan which were or will be forfeited in 2020.

(3)	Calculated using the closing price per share of the Company’s common stock on the last date of fiscal year 2019.
(4)

Includes (i) 10,398 unvested shares of restricted stock initially granted on August 2, 2016, (ii) 17,295 unvested shares of restricted stock initially granted on March 2, 2017, (iii) 24,938 shares of restricted stock initially granted on March 20, 2018, and (iv) 42,009 unvested shares of restricted stock initially granted on April 2, 2019, less an aggregate of 9,401 shares withheld to satisfy tax obligations.

(5)

Includes (i) the forfeiture of an aggregate of 15,596 shares of restricted stock initially granted on August 2, 2016, and (ii) the forfeiture of an aggregate of 8,648 shares of restricted stock initially granted on March 2, 2017, (iii) the forfeiture of an aggregate of 4,156 shares of restricted stock initially granted on March 20, 2018, (iv) no forfeiture of restricted stock initially granted on April 2, 2019 (as such shares had not vested or been forfeited as of December 31, 2019), and (v) and an aggregate of 9,401 shares withheld to satisfy tax obligations.

(6)	Upon the termination of Mr. Palazzolo’s employment in November 2019, all unvested shares of restricted stock were forfeited.
(7)	Such shares were forfeited upon Mr. Azmon’s resignation on February 10, 2020.
(8)

Includes (i) 2,318 unvested shares of restricted stock initially granted on August 2, 2016, (ii) 3,442 unvested shares of restricted stock initially granted on March 2, 2017, (iii) 4,940 shares of restricted stock initially granted on March 20, 2018, and (iv) 8,487 unvested shares of restricted stock initially granted on April 2, 2019, less an aggregate of 2,357 shares withheld to satisfy tax obligations.

(9)

Includes (i) the forfeiture of an aggregate of 3,477 shares of restricted stock initially granted on August 2, 2016, and (ii) the forfeiture of an aggregate of 1,721 shares of restricted stock initially granted on March 2, 2017, (iii) the forfeiture of an aggregate of 823 shares of restricted stock initially granted on March 20, 2018, (iv) no forfeiture of restricted stock initially granted on April 2, 2019 (as such shares had not vested or been forfeited as of December 31, 2019), and (iv) and an aggregate of 2,357 shares withheld to satisfy tax obligations.

Pension Benefits

Other than our 401(k) plan, we do not maintain any other plan that provides for payments or other benefits at, following, or in connection with retirement.

Payments upon Termination or Change in Control

The Severance and Change in Control agreements with our Named Executive Officers provide for varying types and amounts of payments and additional benefits upon termination of employment, depending on the circumstances of the termination.

●

Termination without cause.  If employment is terminated by the Company other than for cause, as defined in the agreements, then (i) with respect to Mr. McCrosson, he is entitled to (x) continued salary for 18 months, (y) any earned cash bonus not yet paid for the preceding fiscal year, and (z) a pro-rata cash bonus calculated using the prior year’s cash bonus amount, and (ii) with respect to Mr. Palazzolo, Mr. Azmon, Mr. Powers, or Mr. Hauser, he is entitled to (x) continued salary for 12 months, (y) any earned cash bonus not yet paid for the preceding fiscal year, and (z) a pro-rata cash bonus calculated using the prior year’s cash bonus amount. A non-competition provision will apply for as long as severance payments are being paid. Any unvested restricted stock will be forfeited and any unexercised options will expire.

●

Termination for cause, or if the executive quits. If one of our Named Executive Officers voluntarily terminates his employment, or if the Company terminates his employment for cause, he is not entitled to any severance payments and is not bound by a non-compete clause, however he is still bound by any confidentially and non-disparagement duties. Any unvested restricted stock will be forfeited and any unexercised options will expire.

●

Termination for disability. If one of our Named Executive Officers is terminated because of a disability, as defined in the Severance and Change in Control agreements, then he will receive severance as if he had been terminated without cause.

●

Termination following a change in control. If the employment of one of our Named Executive Officers is terminated within 18 months following a change in control by the Company other than for cause or disability or by him for good reason (all such terms as defined in the Severance and Change in Control Agreements), he is entitled to (i) his base salary earned through the date of termination, (ii) any earned cash bonus not yet paid for the preceding fiscal year, and (iii) a pro rata portion of the his annual cash bonus for the portion of the year he worked, assuming all applicable targets had been met. In addition, he will be entitled to a change in control payment: (x) for Mr. McCrosson, in an amount equal to two times total compensation (base salary plus earned cash bonus) for either the prior full fiscal year, or the preceding fiscal year, whichever is the highest total compensation; (y) for Mr. Palazzolo, Mr. Azmon, Mr. Powers, or Mr. Hauser, in an amount equal to one and one-half times his base salary for the prior full fiscal year. Upon any change in control, all outstanding stock options and restricted stock will vest immediately for such Named Executive Officer. Health insurance and other fringe benefits will continue for the Named Executive Officer for a period of six months after termination.

The following table summarizes the amounts payable upon termination of employment for our Named Executive Officers, assuming termination occurred on December 31, 2019 under the current Severance and Change in Control Agreements with each such Named Executive Officer. For purposes of presenting amounts payable over a period of time (e.g., salary continuation), the amounts are shown as a single total but not as a present value (the single sum does not reflect any discount). To the extent the termination accelerates vesting of equity awards, the value presented below is based upon the Company’s stock price as of December 31, 2019, and assumes the achievement of all applicable performance benefits.

 Potential Termination Payments

Name	Disability		By Company for Cause		By Company without Cause		Change in Control
	Cash ($)	Equity	Cash ($)	Equity	Cash ($)	Equity	Cash ($)	Equity
Douglas McCrosson	683,866	—	—	—	683,866	—	1,137,167	47,379
Vincent Palazzolo*	339,614	—	—	—	339,614	—	482,769	38,907
Dan Azmon*	300,000	—	—	—	300,000	—	450,000	10,000
Thomas Powers*	—	—	—	—	—	—	—	—
Kenneth Hauser	254,928	—	—	—	254,928	—	587,444	11,379

* Mr. Powers began his service as our Acting Chief Financial Officer on February 12, 2020. Previously, Dan Azmon served as our Chief Financial Officer from November 2019 until his resignation on February 10, 2020, and Vincent Palazzolo served as our Chief Financial Officer from 2004 until November 2019.

Equity Award Plans

Long-term equity incentives are an important component of compensation and are designed to align the interests of our executive officers and directors who receive long-term equity awards with the Company’s long-term performance and to increase shareholder value. The Company has awarded long-term incentive compensation pursuant to three plans:

2016 Long-Term Incentive Plan.  The 2016 Long-Term Incentive Plan registered 600,000 shares of our common stock, which may be granted in the form of stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock-based awards, to employees, officers, directors, and consultants of the company. As of December 31, 2019, we had granted 533,370 shares under this plan and 66,630 shares remained available for grant under this plan.

Performance Equity Plan 2009.  The Performance Equity Plan 2009 authorizes the grant of 500,000 stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock-based awards. As of December 31, 2019, we had granted 366,984 shares under this plan and 133,016 shares remained available for grant.

Performance Equity Plan 2000.  The Performance Equity Plan 2000 authorizes the grant of 1,230,000 stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock-based awards. As of December 31, 2018, options to purchase an aggregate of 1,283,333 shares of common stock had been granted under this plan, of which 35,000 options remained outstanding exercisable at a price of $6.60 per share. As of December 31, 2019, zero options/shares remained available for grant under this plan.

Equity Compensation Plan Information
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by shareholders	—	—	199,646
Equity compensation plans not approved by shareholders	—	—	—
Total	—	—	199,646

(1) Excludes securities to be issued upon exercise of outstanding options, warrants, and rights, which are reflected in the first column.

Compensation of Directors

Directors who are employees of the Company do not receive separate compensation for their service as a director. Our non-executive directors receive a mix of cash compensation and stock compensation for their service to our Company. Each year, our Compensation & Human Resources Committee determines the total amount of non-executive director compensation, as well as the allocation among cash and stock compensation, and takes into consideration, among other things, the Company’s performance relative to its guidance, the extent to which director compensation aligns the interests of our directors with the interests of our shareholders, compensation awarded to directors of similarly sized companies in our industry, and past practices. Our Compensation & Human Resources Committee is also tasked with reviewing the compensation paid to non-executive directors and making recommendations to our board of directors for any adjustments deemed necessary as a result of their review. In December 2018, our board of directors determined that the following structure would properly incentivize non-executive directors and adequately recognize the additional work performed by board committee chairs: Chairman of the Board, $200,000; Chair of each of the Audit & Finance Committee and Strategic Planning Committee, $140,000 each; Chair of the Compensation & Human Resources Committee, $125,000; Chair of the Nominating & Corporate Governance Committee, $120,000; and all other non-executive directors, $100,000 each. Mr. Stinson, who served as both Non-Executive Chairman of the Board and Chair of the Compensation Committee (until Mr. Bond became Chair of the Compensation & Human Resources Committee in June 2019), waived his additional compensation as Chair of the Compensation Committee. In August 2020, our board of directors created a new position of Non-Executive Vice Chairperson of the Board and set the compensation for such role at $165,000. Mr. Bond was appointed to serve as Non-Executive Vice Chairperson of the Board in August 2020.

The following table summarizes the compensation of our non-executive directors for the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Harvey Bazaar(2)	28,000	42,003	70,003
Janet Cooper(3)	37,823	56,733	94,556
Carey Bond(4)	45,583	68,375	113,958
Michael Faber	48,000	72,000	120,000
Walter Paulick	40,000	60,000	100,000
Eric Rosenfeld	56,000	84,000	140,000
Terry Stinson	80,000	120,000	200,000

_________________

(1)

Represents stock awarded to directors during 2019 in the form of RSUs, all of which had vested by December 31, 2019. The Company accounts for compensation expense associated with RSUs based on the fair value of the units on the date of grant.

(2)	Mr. Bazaar retired from our board of directors in June 2019. Represents the pro-rated portion of compensation.

(3)	Ms. Cooper joined our board of directors in May 2019 and became chair of our Audit & Finance Committee in June 2019. Represents the pro-rated portion of compensation.

(4)	Mr. Bond became chair of our Compensation & Human Resources Committee in June 2019. Includes the pro-rated portion of his additional compensation.

Non-Employee Director Stock Ownership Policy

In July 2019, upon the recommendation of the Compensation & Human Resources Committee, our board of directors revised its stock ownership policy for non-employee directors. Under the prior policy, non-employee directors were required to own stock of the Company valued at least four times his or her annual cash compensation before and following any stock sales. In order to better align the long-term interests of non-employee directors with our shareholders, our board revised the policy as follows: non-employee directors are now expected to own shares of stock equal to five times the then cash portion of the annual non-employee director’s compensation within five years of joining the board.

Certain Relationships and Related-Party Transactions

Related-Party Policy.

Our Code of Ethics requires us to avoid, wherever possible, all related-party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by our board of directors (or our Audit & Finance Committee). SEC rules generally define related-party transactions as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock, or (c) immediate family member of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our Audit & Finance Committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. Our Audit & Finance Committee considers all relevant factors when determining whether to approve a related-party transaction, including whether the related-party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related-party, but that director is required to provide our Audit & Finance Committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire annually that elicits information about related-party transactions. These procedures are intended to determine whether any such related-party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

Related-Party Transactions.

There were no related-party transactions during the year ended December 31, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table and accompanying footnotes below set forth certain information as of August 21, 2020, the record date, with respect to the ownership of our common stock by:

●	each person or group who beneficially owns more than 5% of our common stock;

●	each of our directors and our director nominees;

●	each of our Named Executive Officers; and

●	all of our directors and executive officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days from the record date. Accordingly, common stock issuable upon exercise of options that are currently exercisable, or exercisable within 60 days of August 21, 2020, have been included in the table with respect to the beneficial ownership of the person owning the options.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percent of Class(3)
Current Directors and Officers:
Douglas McCrosson	125,725	(4)	1.1%
Thomas Powers	—		0.0%
Kenneth Hauser	22,852	(5)	*
Carey Bond	40,484		*
Janet Cooper	20,835		*
Michael Faber	43,134		*
Walter Paulick	59,324		*
Eric Rosenfeld	760,415	(6)	6.4%
Terry Stinson	80,748		*
All current directors and named executive officers as a group (nine persons)	1,153,517		9.7%
Five Percent Holders:
Jeffrey L. Feinberg	983,443	(7)	8.3%
Royce & Associates, LLC	732,366	(8)	6.2%
Dimensional Fund Advisors LP	619,742	(9)	5.2%
The Vanguard Group	606,169	(10)	5.1%
Russell Investments Group, Ltd.	598,360	(11)	5.1%
David W. Wright	600,000	(12)	5.1%

________________

* Less than 1%

(1)	Unless otherwise noted, the business address of each of the following persons is c/o CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, New York 11717.
(2)

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all common stock beneficially owned by them, subject to community property laws, where applicable. With respect to our executive officers, this includes both time-based and performance-based restricted stock awards that are forfeitable until the vesting date or performance certification date, as applicable. It does not include portions of restricted stock awards which have been forfeited. With respect to our non-executive directors, this includes time-based RSUs. RSUs are granted on the first day of the year and vest quarterly upon completion of service as a director. Such shares of restricted stock and such RSUs are included herein because they confer voting rights and therefore may be deemed to be beneficially owned under Rule 13d-3(a)(1) promulgated under the Exchange Act.

(3)

As of August 21, 2020, there were 11,876,610 shares of our common stock issued and outstanding. Each person beneficially owns a percentage of our outstanding common stock equal to a fraction, the numerator of which is the number shares of our common stock held by such person plus the number of shares of our common stock that such person can acquire within 60 days the record date upon the exercise of options, if applicable, and the denominator of which is 11,876,610 (the number of shares of our common stock outstanding) plus the number of shares of our common stock such person can so acquire during such 60-day period.

(4)

Includes an aggregate of 47,379 shares subject to time-based or performance-based vesting. Does not reflect shares which may be granted to Mr. McCrosson under the long-term incentive plan for 2020, or an aggregate of 18,930 shares which Mr. McCrosson will forfeit on the date that the Company’s Annual Report on Form 10-K is filed, representing the performance-based portion of the restricted stock granted in 2019, 2018, 2017, and 2016, in accordance with the terms of his restricted stock award agreements with the Company.

(5)

Includes an aggregate of 9,022 shares subject to time-based or performance-based vesting. Does not reflect shares which may be granted to Mr. Hauser under the long-term incentive plan for 2020, or an aggregate of 3,904 shares which Mr. Hauser will forfeit on the date that the Company’s Annual Report on Form 10-K is filed, representing the performance-based portion of the restricted stock granted in 2019, 2018, 2017, and 2016, in accordance with the terms of his restricted stock award agreements with the Company.

(6)

Represents 250,145 shares of common stock owned individually and 510,270 shares of common stock held by Crescendo Partners II, L.P. Series L (“Crescendo Partners II”). Mr. Rosenfeld is the senior managing member of the sole general partner of Crescendo Partners II. Mr. Rosenfeld disclaims beneficial ownership of the shares held by Crescendo Partners II, except to the extent of his pecuniary interest therein.

(7)

The information with respect to Jeffrey L. Feinberg is derived from a Schedule 13G/A filed with the SEC on February 12, 2020. The business address of Jeffrey L. Feinberg is c/o Feinberg Investments Management LP, 972 Palisades Beach Road, Santa Monica, CA 90403.

(8)

The information with respect to Royce & Associates, LLC is derived from an Amendment to Schedule 13G/A filed with the SEC on January 21, 2020. The business address of Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.

(9)

The information with respect to Dimensional Fund Advisors LP is derived from a Schedule 13G/A filed with the SEC on February 12, 2020. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The business address of Dimensional is  Building One, 6300 Bee Cave Road, Austin, TX 78746.

(10)

 The information with respect to The Vanguard Group is derived from a Schedule 13G filed with the SEC on February 11, 2020. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 1,598 shares or 0.01% of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 0 shares or 0.00% of the Common Stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(11)

The information with respect to Russell Investments Group, Ltd. is derived from a Schedule 13G filed with the SEC on February 12, 2020. The business address of Russell Investments Group, Ltd. is 1301 Second Ave, Suite 1800, Seattle, WA 98101.

(12)

The information with respect to David W. Wright is derived from a Schedule 13G filed with the SEC on June 12, 2020. The business address of Mr. Wright is 255 South 17th Street, Suite 1102, Philadelphia, PA 19103. Beneficial ownership includes 311,000 shares of common stock held by Henry Partners, L.P., 254,000 shares of common stock held by Matthew Partners, L.P., and 35,000 shares of common stock held by Mr. Wright individually. Mr. Wright is the President of Canine Partners, LLC, which is the sole general partner of Henry Investment Trust, L.P. Henry Investment Trust, L.P. is the sole general partner of each of Henry Partners, L.P. and Matthew Partners, L.P.

SOLICITATION OF PROXIES

Your proxy is being solicited on behalf of our board of directors and we are bearing the cost of this solicitation. In addition to the use of the mails and the Internet, proxies may be solicited personally or by email or telephone using the services of directors, officers, and regular employees at nominal cost. Banks, brokerage firms, and other custodians, nominees, and fiduciaries will be reimbursed by us for expenses incurred in sending proxy material to beneficial owners of our common stock. We have retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies for the Annual Meeting. We will pay MacKenzie a fee of $6,500 plus reimbursement for reasonable out-of-pocket expenses.

2021 ANNUAL MEETING SHAREHOLDER PROPOSALS AND NOMINATIONS

We intend to hold the 2021 annual meeting of shareholders on or about June 15, 2021. In order for any shareholder proposal to be presented at the 2021 annual meeting or to be eligible for inclusion in our proxy statement for such meeting pursuant to Rule 14a-8 under the Exchange Act, we must receive the shareholder proposal at our principal executive offices by March 31, 2021. Proposals received after March 31, 2021, will be considered untimely. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of shares of common stock owned, length of ownership of the shares, a representation that the shareholder will continue to own the shares through the shareholder meeting, a statement of the shareholder’s intention to appear in person or by proxy at the shareholder meeting, the and material interest, if any, in the matter being proposed.

Shareholders who wish to recommend to our Nominating & Corporate Governance Committee a candidate for election to our board of directors must send the recommendation to CPI Aerostructures, Inc., 91 Heartland Boulevard, Edgewood, New York 11717, Attention: Nominating & Corporate Governance Committee, by May 7, 2021. The corporate secretary will promptly forward all such letters to the members of our Nominating & Corporate Governance Committee. Shareholders must follow certain procedures to recommend to our Nominating & Corporate Governance Committee candidates for election as directors, in addition to the procedures for other shareholder proposals, detailed above.

The recommendation must contain the following information about the candidate:

●	Name and age;

●	Current business and residence addresses and telephone numbers, as well as residence addresses for the past 20 years;

●	Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce);

●	Educational background;

●	Permission for the Company to conduct a background investigation, including the right to obtain education, employment and credit information;

●	The number of shares of common stock of the Company beneficially owned by the candidate;

●

The information that would be required to be disclosed by the Company about the candidate under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K promulgated by the SEC); and

●	A signed consent of the nominee to serve as a director of the Company, if elected.

OTHER SHAREHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Our board of directors provides a process for shareholders and interested parties to send communications to the board of directors. Shareholders and interested parties may communicate with our board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, New York 11717. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

DISCRETIONARY VOTING OF PROXIES

Pursuant to Rule 14a-4 promulgated by the SEC, shareholders are advised that our management will be permitted to exercise discretionary voting authority under proxies it solicits and obtains for our 2021 annual meeting of shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in Edgewood, New York, not later than March 31, 2021.

INCORPORATION BY REFERENCE

This proxy statement incorporates by reference certain information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including our audited financial statements and supplementary data, management’s discussion and analysis of financial condition and results of operations, and our quantitative and qualitative disclosures about market risk. You may request a free copy of any or all of the information incorporated by reference into the proxy statement (other than exhibits not specifically incorporated by reference into the text of such documents). Please direct any oral or written requests for such documents to CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, New York 11717, Attention: Corporate Secretary.

OTHER MATTERS

Our board of directors knows of no matter that will be presented for consideration at the Annual Meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Douglas McCrosson, Chief Executive Officer

Edgewood, New York
August 25, 2020

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
Vote by Internet — QUICK EASY IMMEDIATE — 24 Hours a Day, 7 Days a Week or by Mail

CPI AEROSTRUCTURES, INC.	Your internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the internet must be received by 11:59 p.m., Eastern Time, on October 5, 2020.

INTERNET/MOBILE — www.cstproxyvote.com/cpiaero/2020
Use the internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY .

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

1.	Election of the following director

		FOR Nominee	WITHHOLD AUTHORITY for nominee
(1)	Terry Stinson	☐	☐

2.	Approval of an amendment to the 2016 Long-Term Incentive Plan to increase the shares available for issuance by 800,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Advisory approval of the compensation of the Company’s Named Executive Officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Ratification of appointment of CohnReznick LLP as the Company’s independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

Mark here if you plan to attend the meeting. ☐

CONTROL NUMBER

Signature________________________________ Signature, if held jointly______________________________ Date_____________, 2020

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy
Materials for the Annual Meeting of Shareholders

The 2020 Proxy Statement and the 2019 Annual Report to
Shareholders are available at: http://www.cstproxy.com/cpiaero/2020

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CPI AEROSTRUCTURES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 6, 2020

The undersigned shareholder(s) of CPI AEROSTRUCTURES, INC., a New York corporation (“Company”), hereby appoint(s) Walter Paulick and Douglas McCrosson, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Company’s Annual Meeting of Shareholders to be held on October 6, 2020 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR election of the Class I director nominee, FOR the amendment to the 2016 Long-Term Incentive Plan, FOR the Say on Pay Proposal, and FOR the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm.

(Continued, and to be marked, dated and signed, on the other side)